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                                                                  EXHIBIT 10.2.5
                       FIFTH AMENDMENT TO NOTE AGREEMENT


     THIS FIFTH AMENDMENT to Note Agreement dated as of December 23, 1997 ("Fifth Amendment"), is entered into between Orbital Sciences Corporation, a Delaware corporation (the "Company") and The Northwestern Mutual Life Insurance Company (the "Purchaser").


                                   RECITALS:

     A. The Company and the Purchaser have heretofore entered into the Note Agreement dated as of June 1, 1995, the First Amendment to Note Agreement dated as of June 30, 1995, the Second Amendment to Note Agreement dated as of March 15, 1996, the Third Amendment to Note Agreement dated as of July 31, 1996 and the Fourth Amendment to Note Agreement dated as of March 31, 1997 (as amended, the "Note Agreement").

     B. The Company has entered into an Agreement and Plan of Merger dated as of November 28, 1997 (the "Merger Agreement") with Ashtech Inc. and Magellan.

     C. In the absence of certain of the amendments effected by this Amendment, the consummation of the transactions contemplated by the Merger Agreement (the "Ashtech Merger") would constitute an Event of Default under the Note Agreement.

     D. The Company and the Purchaser now desire to further amend, effective on and as of December 29, 1997 (the "Effective Date"), certain of the terms of the Note Agreement.

     E. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreement unless herein defined or the context shall otherwise require.

     F. All requirements of law have been fully complied with and all other acts and things necessary to make this Fifth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, the Company and the Purchaser, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

     SECTION 1.  AMENDMENT.

     Section 1.1. Section 5.7 Consolidated Funded Debt Maintenance Ratio. The Company will not at any time permit the ratio of Consolidated Funded Debt (excluding Non-Recourse ORBIMAGE Debt) to Consolidated Total Capitalization to exceed:

                                                                      RATIO OF CONSOLIDATED FUNDED
                                                                       DEBT TO CONSOLIDATED TOTAL
                                                                             CAPITALIZATION
                          DURING THE PERIOD
               Closing Date through December 30, 1995                                  .45 to 1.00
             December 31, 1995 through December 31, 1997                               .40 to 1.00
             January 1, 1998 through September 29, 1998                                .50 to 1.00
                  September 30, 1998 and thereafter                                    .45 to 1.00





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         Section 1.2.  Section 5.13 of the Note Agreement is hereby amended as follows:

         (a) Section 5.13(a)(2) of the Note Agreement is hereby amended by adding the following at the end thereof immediately preceding the semi-colon:

                        ", provided that Ashtech may merge into Magellan pursuant to the Merger Agreement (the "Ashtech Merger")."

         (b) Section 5.13(c) of the Note Agreement is hereby amended as follows:

                 (i) The second proviso or clause (3) of the Note Agreement is hereby amended (i) by deleting the phrase "Magellan Corporation, a Delaware corporation and a Wholly-owned Subsidiary of the Company," and substituting therefor the phrase "Magellan Corporation, a Delaware corporation and a Subsidiary of the Company ("Magellan")", and (ii) by deleting the number "15%" and substituting therefor the number "25%";

                 (ii) Clause (B) of the Note Agreement is hereby amended by substituting a semi-colon for the period and adding the word "or" at the end thereof; and

                 (iii) New clauses (7) and (8) shall be added to read as follows:

                          "(7)    the issue of shares representing in the
                          aggregate not more than 34% (on a fully-diluted basis) of the outstanding capital stock of Magellan to the securityholders of Ashtech Inc. ("Ashtech") pursuant to the Agreement and Plan of Merger dated as of November 28, 1997 among the Company, Magellan and Ashtech (the "Merger Agreement"); or

                          "(8)    until the first anniversary of the effective
                          date of the Ashtech Merger, the deposit by the Company into escrow of shares of capital stock of Magellan held by the Company having a value of not more than $1,500,000 to secure contingent indemnity obligations of the Company under the Merger Agreement."

     Section 1.3. Section 5.15 of the Note Agreement is hereby amended by adding the following at the end thereof immediately preceding the period:

                 ", provided that the Company may guarantee or otherwise offer its credit in support of Magellan's Indebtedness in which event and notwithstanding Section 8.2 hereof, 100% of such Indebtedness shall be included in all computations pursuant to Sections 5.6, 5.7, 5.8 and 5.9 hereof."

     Section 1.4. Paragraph (g) of the definition of "Consolidated Net Income" set forth in Section 8.1 of the Note Agreement is hereby amended such that it shall read in its entirety as follows:

                 "(g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary, provided that the Company shall be permitted to include the net earnings of Magellan which are otherwise unavailable for payment of dividends to the Company by reason of restrictions contained in the documentation relating to any credit facilities to which it is a party"; and





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     Section 1.5.  Section 8.2 of the Note Agreement is hereby amended by adding the following new sentence at the end thereof:

                 "Except as provided in the proviso to Section 5.15, for purposes of Sections 5.6, 5.7, 5.8 and 5.9 and related definitions, only the percentage of equity, gross revenues, Indebtedness, Rentals, Interest Expense and other expenses, charges and income equal to the percentage of the equity of Magellan held directly or indirectly by the Company at the time of determination shall be included in such computation."

     SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 2.1. To induce the Purchaser to execute and deliver this Fifth Amendment, the Company represents and warrants to Purchaser (which representations shall survive the execution and delivery of this Fifth Amendment) that:

         (a) this Fifth Amendment has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (b) the Note Agreement, as amended by this Fifth Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (c) the execution, delivery and performance by the Company of this Fifth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate
                 (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
                 (iii)(A)(3) of this Section 3.1(c); and

         (d) as of the date hereof and after giving effect to this Fifth Amendment, duly executed by the Company and the Purchaser, shall have been delivered to the Purchaser;

     SECTION 3.  CONDITIONS TO EFFECTIVENESS OF FIFTH AMENDMENT.

     Section 3.1. This Fifth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

         (a) the Company shall have paid the Purchaser, as consideration for its agreement to enter into this Amendment, the sum of $50,000;

         (b) executed counterparts of this Fifth Amendment, duly executed by the Company and the Purchaser, shall have been delivered to the Purchaser;





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         (c)     the Purchaser shall have received a copy of a fully executed counterpart of Amendment No. 1 to the Bank Credit Agreement substantially in the form of Exhibit A hereto; and

         (d)     the representations and warranties of the Company set forth in
                 Section 2 hereof shall be true and correct on and with respect to the date hereof.

Upon receipt of all of the foregoing, this Fifth Amendment shall on the Effective Date become effective.

SECTION 4.       MISCELLANEOUS.

     Section 4.1. Except as modified and expressly amended by this Fifth Amendment, the Note Agreement is in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fifth Amendment may refer to the Note Agreement without making specific reference to this Fifth Amendment but nevertheless all such references shall include this Fifth Amendment unless the context otherwise requires.

     Section 4.3. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

     Section 4.4. This Fifth Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Fifth Amendment.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this instrument to be executed, all as of the day and year first above written.

                                              ORBITAL SCIENCES CORPORATION


                                              By: /s/ Kenneth H. Sunshine
                                                 ------------------------------


                                                 Its Vice President & Treasurer

Accepted and Agreed to:

                                              THE NORTHWESTERN MUTUAL LIFE
                                                 INSURANCE COMPANY



                                              By: /s/ A. Kipp Koester
                                                 ------------------------------

                                                 Its Vice President






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